SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ONEOK, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1520922

(State of Incorporation)	(I.R.S. Employer Identification No.)

100 West Fifth Street, Tulsa, Oklahoma	74103

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /  /

Securities Act registration statement file number to which this form relates: 333-102105

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Corporate Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby are the Corporate Units (the “Corporate Units”) of ONEOK, Inc., an Oklahoma corporation (the “Registrant” or the “Company”).

The description of the Registrant’s Corporate Units to be registered hereunder is incorporated herein by reference to the description included under the caption “Description of Stock Purchase Contracts and Stock Purchase Units” in the Registration Statement on Form S-3 of the Registrant, Registration No. 333-102105, as amended (as the same may be further amended from time to time after the date hereof, the “Registration Statement”). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description

4.1
Indenture between the Company and SunTrust Bank, as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-65392)).

4.2	Form of Debt Security (included in Exhibit 4.1).

4.3	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-102105)).

4.4	Form of Pledge Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-102105)).

4.5	Form of Remarketing Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-102105)).

4.6
Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4.7	Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to Exhibit (1)(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

Exhibit Number	Description

4.8
Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

4.9
Amendment to Certificate of Incorporation of the Company, filed May 23, 2001 (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-65392)).

4.10	By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company’s Annual Report on Form 10-K for the year ended August 31, 1999).

4.11
Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997 (incorporated by reference from Exhibit 3.3 to the Company’s Registration Statement on Form S-4, as amended (Commission File
No. 333-27467)).

4.12
Certificate of Designation for Series C Participating Preferred Stock of the Company, filed November 26, 1998 (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Commission on November 26, 1997).

4.13	Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Commission on November 21, 1997).

4.14
Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4.15
Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4, as amended (Commission File
No. 333-27467)).

4.16
Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4.17
Form of Certificate of the Designations, Powers, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated January 9, 2003).

Exhibit Number	Description

4.18
Transaction Agreement dated January 9, 2003, among the Company, Westar Energy, Inc. (“Westar Energy”) and Westar Industries, Inc. (“Westar Industries”) (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated January 9, 2003).

4.19
Shareholder Agreement dated January 9, 2003, among the Company, Westar Energy and Westar Industries (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K dated January 9, 2003).

4.20
Registration Rights Agreement dated January 9, 2003, among the Company, Westar Energy and Westar Industries (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K dated January 9, 2003).

4.21
Form of Amended and Restated Rights Agreement between the Company and UMB Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K dated January 9, 2003).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ONEOK, INC.
(an Oklahoma Corporation)

/S/    JOHN A. GABERINO, JR.
By:
Name: John A. Gaberino, Jr.
Title: Senior Vice President and General Counsel

Dated: January 21, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture between the Company and SunTrust Bank, as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-65392)).

4.2	Form of Debt Security (included in Exhibit 4.1).

4.3	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-102105)).

4.4	Form of Pledge Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-102105)).

4.5	Form of Remarketing Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-102105)).

4.6
Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4.7	Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to Exhibit (1)(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

4.8
Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

4.9
Amendment to Certificate of Incorporation of the Company, filed May 23, 2001 (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3, as amended (Commission File No. 333-65392)).

4.10	By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company’s Annual Report on Form 10-K for the year ended August 31, 1999).

4.11
Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997 (incorporated by reference from Exhibit 3.3 to the Company’s Registration Statement on Form S-4, as amended (Commission File
No. 333-27467)).

4.12
Certificate of Designation for Series C Participating Preferred Stock of the Company, filed November 26, 1998 (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Commission on November 26, 1997).

4.13	Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Commission on November 21, 1997).

4.14
Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

Exhibit Number	Description

4.15
Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4, as amended (Commission File
No. 333-27467)).

4.16
Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4.17
Form of Certificate of the Designations, Powers, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated January 9, 2003).

4.18
Transaction Agreement dated January 9, 2003, among the Company, Westar Energy, Inc. (“Westar Energy”) and Westar Industries, Inc. (“Westar Industries”) (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated January 9, 2003).

4.19
Shareholder Agreement dated January 9, 2003, among the Company, Westar Energy and Westar Industries (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K dated January 9, 2003).

4.20
Registration Rights Agreement dated January 9, 2003, among the Company, Westar Energy and Westar Industries (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K dated January 9, 2003).

4.21
Form of Amended and Restated Rights Agreement between the Company and UMB Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K dated January 9, 2003).